UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2011
Breeze-Eastern Corporation
(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-07872 (Commission File Number)	95-4062211 (IRS Employer Identification Number)

35 Melanie Lane
Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)
Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders
     At the annual meeting of stockholders of Breeze-Eastern Corporation (the “Company,” “we” or “us”) held on October 6, 2011, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 9,469,540 shares of common stock were issued and outstanding, each entitled to one vote per share.
     The stockholders elected the following directors to serve on our board of directors until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified:

Directors	Votes For	Votes Withheld
William H. Alderman	7,780,384	221,929
Robert J. Kelly	7,799,854	202,459
William J. Recker	7,780,827	221,386
Russell M. Sarachek	7,337,879	664,434
William M. Shockley	7,770,076	232,237
Frederick Wasserman	7,759,651	242,562
D. Michael Harlan, Jr.	7,999,561	2,752
     Additionally, the stockholders also approved the following proposals:
     (i) Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. The result of the voting was 9,075,719 for, 262 against, and 27,759 abstained.
     (ii) Adoption of the Stockholder Rights Plan adopted by our board of directors pursuant to a Rights Agreement, dated as of July 18, 2011, by and between the Company and Computershare Trust Company, N.A. The result of the voting was 6,255,589 for, 1,737,645 against, 9,079 abstentions, and 1,101,427 were the subject of broker non-votes.
     (iii) Approval of an amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 14,700,000 to 100,000,000. The result of the voting was 7,596,280 for, 1,477,717 against, and 29,743 abstained.
     (iv) Approval of our 2012 Incentive Compensation Plan. The result of the voting was 6,086,112 for, 1,907,898 against, 8,303 abstentions, and 1,101,427 were the subject of broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
Dated: October 12, 2011	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer, Treasurer and Secretary